U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 28, 2003



                         STREICHER MOBILE FUELING, INC.
             (Exact name of registrant as specified in its charter)



                                     Florida
                 (State or other jurisdiction of incorporation)



                  000-21825                          65-0707824
          (Commission File Number)        (IRS Employer Identification No.)



                  Streicher Mobile Fueling, Inc.
                  800 W. Cypress Creek Rd., Suite 580
                  Fort Lauderdale, Florida                33309

               (Address of principal executive office)   (Zip Code)



Registrant's telephone number, including area code:  (954) 308-4200

ITEM 5.  OTHER EVENTS

On September 25, 2003, Streicher Mobile Fueling, Inc. (the "Company") agreed to extend the Warrant exercise period for its Redeemable Common Share Purchase Warrants from December 11, 2003 to December 11, 2004. The 1,150,000 Shareholder Warrants were issued in the Company's initial public offering in December 1996. Also in connection with the offering, the Company granted to the underwriter for the offering an option to purchase 100,000 shares of common stock and 100,000 underwriter's warrants (the "Underwriter's Option"). The extension of the exercise period for the Shareholder Warrants also extends the exercise period for the Underwriter's Option.

Each Shareholder Warrant entitles the holder to purchase one share of Streicher common stock at an exercise price of $6.90. Pursuant to the Underwriter's Option, the underwriter may purchase the shares of common stock at $9.30 per share and purchase the warrants at $0.19375 per warrant. The underwriter's warrants are exercisable to purchase shares of common stock at $9.30 per share. The Company previously filed a registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on August 20, 1999. The Form S-3 registered the subsequent resale of the shares of common stock underlying the Shareholder Warrants and the Underwriter's Option.

Under certain circumstances, the Company may redeem the Shareholder Warrants for $0.01 per Warrant at any time prior to the expiration date if the average closing bid price of the Company's common stock equals or exceeds $10.50 per share for twenty consecutive trading days.



Date:  October 28, 2003                 STREICHER MOBILE FUELING, INC.



                                        By:   /s/ RICHARD E. GATHRIGHT
                                              ----------------------------------
                                              Richard E. Gathright, President